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                                                                    EXHIBIT 10.7

                                  AMENDMENT TO
                 MANAGEMENT CONTRACT AND CONTRIBUTION AGREEMENT

         This AMENDMENT TO MANAGEMENT CONTRACT AND CONTRIBUTION AGREEMENT ("AMENDMENT") is entered into as of the 14th day of April, 2004, by and between WORLD POKER TOUR, LLC, a Delaware limited liability company (the "COMPANY"), and STEVEN LIPSCOMB, an individual resident of the State of California ("LIPSCOMB"), to be effective as of December 29, 2003.

                                    RECITALS

         A. The Company entered into a Management and Contribution Agreement (the "AGREEMENT") with Lipscomb dated March 4, 2003 pursuant to which Lipscomb agreed to serve as Chief Executive Officer (also known as Chief Manager) of the Company from the date of the Agreement until February 25, 2004.

         B. The Company and Lipscomb desire to amend certain provisions of the Agreement in order to clarify certain provisions relating to the vesting of forfeiture restrictions on the units of membership interests in the Company that were granted to Lipscomb under the Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend certain provisions of the Agreement as follows:

         1. CLARIFICATION RELATING TO THE VESTING OF FORFEITURE RESTRICTIONS. The second sentence of Section 5(A) of the Agreement shall be amended in its entirety to read as follows:

         "Three Thousand Seven Hundred Fifty (3,750) of Lipscomb's Units shall vest on each of February 25, 2003, February 25, 2004, February 25, 2005 and February 25, 2006; provided, however, that in the event (i) this Agreement is terminated without Cause (as defined in Section 6 hereof),
         (ii) this Agreement is not renewed pursuant to Section 8 hereof on terms at least as favorable to Lipscomb as the terms of this Agreement, or (iii) there is a Change of Control (as defined below), then all non-vested Lipscomb's Units shall vest immediately."

         2. RESTATEMENT OF AGREEMENT TERMS. Except as specifically set forth herein, this Amendment shall have no effect on the terms and conditions set forth in the Agreement, which terms and conditions shall continue to be of full force and effect.

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         3. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         4. COUNTERPART FAXES. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one document. Faxed signatures shall be deemed originals.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the date first set forth above.

COMPANY:

WORLD POKER TOUR, LLC                              LIPSCOMB:

By: /s/ Timothy Cope                               /s/ Steven Lipscomb
    -------------------------------                -----------------------------
Name: Timothy Cope                                 Steven Lipscomb
Title: Chief Financial Manager

Lakes Poker Tour, LLC ("LAKES") hereby consents to the clarification set forth in Section 2 of this Amendment and acknowledges that such clarification shall be incorporated into the Limited Liability Company Agreement dated March 4, 2002 by and among Lipscomb, Lakes and the Company for purposes of Section 5.2.5 thereof.

LAKES POKER TOUR, LLC

By: /s/ Timothy Cope
    -------------------------------
Name: Timothy Cope
Title: Chief Financial Manager